UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2015
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2015 annual meeting of shareholders of Piper Jaffray Companies (the “Company”), the Company’s shareholders approved an amendment to the Company’s Amended and Restated 2003 Annual and Long-Term Incentive Plan (the “Incentive Plan”). On February 26, 2015, the Compensation Committee recommended to the Board of Directors that it approve an amendment to the Incentive Plan to increase the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the Incentive Plan from 7,000,000 to 8,200,000, and to extend the term of the Incentive Plan from May 2023 to May 2025. On March 7, 2015, the Board of Directors approved the amendment, subject to shareholder approval at the 2015 annual meeting. The effective date of the amended Incentive Plan is May 13, 2015.

Additional details of the Incentive Plan are included in the 2015 proxy statement, under the heading “Item 4 - Approval of the Amendment of the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan.” The foregoing summary is qualified in its entirety by the full text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)
The Company's 2015 annual meeting of shareholders was held on May 13, 2015. The holders of 14,732,870 shares of common stock, 90.26 percent of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy.

(b)
At the annual meeting, Andrew S. Duff, William R. Fitzgerald, B. Kristine Johnson, Addison L. Piper, Lisa K. Polsky, Philip E. Soran, Scott C. Taylor and Michele Volpi were elected as directors to serve a one-year term expiring at the annual meeting of shareholders in 2016. The following table shows the vote totals for each of these individuals:

Name	Votes For	Authority Withheld
Andrew S. Duff	12,779,342	496,500
William R. Fitzgerald	13,096,288	179,554
B. Kristine Johnson	13,082,256	193,586
Addison L. Piper	13,095,582	180,260
Lisa K. Polsky	13,148,681	127,161
Philip E. Soran	13,156,306	119,536
Scott C. Taylor	13,066,810	209,032
Michele Volpi	13,107,835	168,007

Broker non-votes for each director totaled 1,457,028.

At the annual meeting, our shareholders also approved the proposal to ratify the selection of Ernst & Young LLP as the independent auditor for 2015. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratify the selection of Ernst & Young LLP as the independent auditor for 2015.	14,550,618	97,300	84,952

At the annual meeting, our shareholders also cast an advisory vote to approve the compensation of officers disclosed in the proxy statement, or a “say-on-pay” vote. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Advisory resolution approving the compensation of the officers disclosed in the proxy statement, or a “say-on-pay” vote.	12,827,995	315,355	132,492

Broker non-votes for this proposal totaled 1,457,028.

At the annual meeting, our shareholders also approved the amendment to the Amended and Restated 2003 Annual and Long-Term Incentive Plan and the performance goals and related provisions under the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Approve the 2003 Annual and Long-Term Incentive Plan.	8,316,834	4,855,334	103,674

Broker non-votes for this proposal totaled 1,457,028.

Item 8.01.    Other Events.

On May 13, 2015, the Compensation Committee amended the Company’s Non-Employee Director Compensation Program (the “Director Compensation Program”) to increase the annual equity grant for each director under the Director Compensation Program as of the date of the Company’s 2015 annual meeting of shareholders, from $60,000 to $70,000. The foregoing summary is qualified in its entirety by the full text of the Director Compensation Program, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
No.        Description
10.1        Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive
Plan
10.2        Summary of Non-Employee Director Compensation Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: May 14, 2015	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan	Filed Electronically
10.2	Summary of Non-Employee Director Compensation Program	Filed Electronically